SERVICE AGREEMENT
                APPLICABLE TO THE STORAGE OF NATURAL GAS
                       UNDER RATE SCHEDULE GSS-II


     AGREEMENT made as of this first day of September 1993, by and between CNG TRANSMISSION CORPORATION, a Delaware corporation, hereinafter called "Pipeline," and SOUTHERN CONNECTICUT GAS COMPANY, a Connecticut corporation, hereinafter called "Customer."

     WITNESSETH: That in consideration of the mutual covenants herein contained, the parties hereto agree that Pipeline will store natural gas for Customer during the term, at the rates and on the terms and conditions hereinafter provided and, with respect to gas delivered by each of the parties to the other, under and subject to Pipeline's Rate Schedule GSS-II and all of the General Terms and Conditions contained in Pipeline's FERC Gas Tariff and any revisions thereof that may be made effective hereafter:

                               ARTICLE I
                               Quantities

     Beginning as of October 1, 1993 and thereafter for the remaining term of this agreement, Customer agrees to deliver to Pipeline and Pipeline agrees to receive for storage in Pipeline's underground storage properties, and Pipeline agrees to inject or cause to be injected into storage for Customer's account, store, withdraw from storage, and deliver to Customer and Customer agrees to receive, quantities of natural gas as set forth on Exhibit A, attached hereto.

                                ARTICLE II
                                   Rate

     A. For storage service rendered by Pipeline to Customer hereunder, Customer shall pay Pipeline in accordance with Rate Schedule GSS-II contained in Pipeline's effective FERC Gas Tariff or any effective superseding rate schedule. Said rate schedule or superseding rate schedule and any revisions thereof which shall be filed and made effective shall apply to and be part of this Agreement. Pipeline shall have the right to propose to and file with the Federal Energy Regulatory Commission or other body having jurisdiction, changes and revisions of any effective rate schedule, or to propose and file superseding rate schedules, for the purpose of changing the rate, charges, and other provisions thereof effective as to Customer; provided, however, that any request by Pipeline to amend the terms and conditions of Rate Schedule GSS-II must be consistent with the terms and conditions of Article VII,
Part 2, Paragraph (F) of the stipulation filed on March 31, 1993 by Pipeline in Docket No. RS92-14 and conform to the requirements of
Section 7 (b) of the Natural Gas Act, if applicable, and provided further that Pipeline and Customer agree that they will not seek to place in effect a change in any aspect of the terms and conditions under Section 8 of Rate Schedule GSS-II for a period of two years from the date of such request. The filing of requests, changes and revisions of Rate Schedule GSS-II shall be without prejudice to the right of Customer to contest or oppose such requests, filings or revisions and their effectiveness.

     B. The Storage Demand Charge and the Storage Capacity charge provided in the aforesaid rate schedule shall commence on October
1, 1993.

                                ARTICLE III
                             Term of Agreement

     Subject to all the terms and conditions herein, this Agreement shall be effective as of October 1, 1993, and shall continue in effect for a primary term through and including March 31, 2012, and for subsequent annual terms of April 1 through March 31 thereafter, until either party terminates this Agreement by giving written notice to the other at least twenty-four months prior to the start of an annual term.

                                ARTICLE IV
                      Points of Receipt and Delivery

     The Points of Receipt for Customer's tender of storage injection quantities, and the Point(s) of Delivery for withdrawals from storage shall be specified on Exhibit A, attached hereto.

                                 ARTICLE V
                       Special Operating Conditions

     For the sole purpose of calculating Customer's Storage Gas Balance to determine the initial decline in Customer's Daily Entitlement, Pipeline shall multiply Customer's actual Storage Gas Balance by a factor of 1.176. For purposes other than calculating the initial decline in Customer's Daily Entitlement, Customer's Storage Gas Balance shall remain equal to Customer's actual inventory in storage.

                                ARTICLE VI
                               Miscellaneous

     A. No change, modification or alteration of this Agreement shall be or become effective until executed in writing by the parties hereto; provided, however, that the parties do not intend that this Article V.A. requires a further written agreement either prior to the making of any requests of filing permitted under
Article II hereof or prior to the effectiveness of such request or filing after Commission approval, provided further, however, that nothing in this Agreement shall be deemed to prejudice any position the parties may take as to whether the request, filing or revision permitted under Article II must be made under Section 7 or section 4 of Natural Gas Act.

     B. Any notice, request or demand provided for in this Agreement, or any notice which either party may desire to give the other, shall be in writing and sent to the following addresses:

     Pipeline:      CNG Transmission Corporation
                    445 West Main Street
                    Clarksburg, West Virginia  26301
                    Attention:  Vice President, Marketing
                                and Customer Services

     Customer:      Southern Connecticut Gas Company
                    P.O. Box 1540
                    855 Main Street
                    Bridgeport, CT  06604
                    Attention:  Rod Cranford

or at such other address as either party shall designate by formal written notice.

     C. No presumption shall operate in favor of or against either party hereto as a result of any responsibility either party may have had for drafting this Agreement.

     D. The subject headings of the provisions of this Agreement are inserted for the purpose of convenient reference, and are not intended to become a part of or to be considered in any interpretations of such provisions.

                                ARTICLE VII
                              Prior Contracts

     This Service Agreement shall supersede and cancel, as of the effective date, the Service Agreements for storage service between Customer and Pipeline dated May 25, 1992.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officials as of the day and year first above written.

                              CNG TRANSMISSION CORPORATION
                                   (Pipeline)


                              By:______________________________
                              Its:       Vice President



                              SOUTHERN CONNECTICUT GAS COMPANY



                              By:______________________________
                              Its:_____________________________
                                             (Title)



                                 EXHIBIT A
                     To The Storage Service Agreement
                           Dated September 1993
                 Between CNG Transmission Corporation and
                     Southern Connecticut Gas Company

A.   Quantities

     The quantities of natural gas storage service which Customer may utilize under this Service Agreement, as well as Customer's applicable Billing Determinants, are as follows:

     1.   Storage Capacity of 666,667 Dekatherms (Dt), and
     2.   Storage Demand of 6,667 Dt per day.

B.   Points of Receipt and Delivery

1. The Points of Receipt for Customer's tender of storage injection quantities, and the maximum quantities and character of service for such point shall be as set forth below. Each of the parties will use due care and diligence to assure that uniform pressures will be maintained at the Receipt Point as reasonably may be required to render service hereunder, but Pipeline will not be required to accept gas at less than the minimum pressure specified herein.

          Up to 3,704 Dt per Day at an existing point of interconnection between the facilities of Pipeline and Texas Eastern Transmission Corporation ("Texas Eastern"), in Fayette County, Pennsylvania, known as the North Summit Interconnection, at a pressure of not less than seven hundred (700) pounds per square inch ("psig").

2. The points of Delivery for withdrawals from storage, and the maximum quantities and character of service for each point, shall be as set forth below. Each of the parties will use due care and diligence to assure that Points as reasonably may be required to render service hereunder, but Pipeline will not be required to deliver gas at greater than the maximum pressures specified herein.

     a. Up to 6,667 Dt per Day at an existing point of interconnection between the facilities of Pipeline and Texas Eastern, in Fayette County, Pennsylvania, known as the North Summit Interconnection, at a pressure of not more than one thousand (1,000) psig.

     b. Up to 6,667 Dt per Day at an existing point of interconnection between the facilities of Pipeline and Texas Eastern, in Greene County, Pennsylvania, known as the Crayne Interconnection, on an interruptible basis if operating conditions permit, at a pressure of not more than eight hundred sixty-five (865) psig.

     c. Up to 6,667 Dt per Day at the interconnection of the facilities of Pipeline and Texas Eastern or other pipeline(s) in Westmoreland County, Pennsylvania, known as the Oakford Interconnection, on an interruptible basis if operating conditions permit, at a pressure of not less than eight hundred fifty (850) psig.

3.   Pipeline shall deliver on a firm basis up to Customer's
     Storage Demand, as adjusted pursuant to Section 8 of Rate
     Schedule GSS-II and Article V of this Service Agreement.